UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 20, 2010 (December 20, 2010)

iMETRIK M2M SOLUTIONS INC.
(Formerly, Montreal Services Company)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

941 de Calais Street
Mont St-Hilaire, Quebec
Canada   J3H 4T7
(Address of principal executive offices and Zip Code)

(514) 295-9943
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

           On December 20, 2010, we signed a binding Memorandum of Understanding (MOU) with iMetrik Global Inc. confirming the award of an exclusive License Agreement for the use of all iMetrik Global wireless technologies which will allow us to offer solutions to Machine-to-Machine (M2M) markets worldwide.

Under the terms of the agreement, we have the exclusive right to develop, market and distribute wireless M2M solutions for stationary asset markets worldwide using the iMetrik platform developed over the last six years, as well as develop new applications based on the iMetrik technologies. iMetrik's wireless technology enables remote monitoring and selective enabling, disabling, or any other command, over targeted equipment and services from virtually anywhere to anywhere in the world. Uniquely, iMetrik M2M Solutions will offer a “pay-per-use” model that eliminates fixed monthly costs and allows the customer to only pay for the services it uses.

ITEM 7.01                      REGULATION FD DISCLOSURE.

                 On December 20, 2010, we signed a binding Memorandum of Understanding (MOU) with iMetrik Global Inc. confirming the award of an exclusive License Agreement for the use of all iMetrik Global wireless technologies to offer solutions to Machine-to-Machine (M2M) markets worldwide.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press release dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of December, 2010.

iMETRIK M2M SOLUTIONS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors